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                                 EXHIBIT INDEX

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  EXHIBIT NUMBER                                         EXHIBIT DESCRIPTION
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
Exhibit 1.1***      Purchase Agreement, dated as of July 1, 1997, among Sun Healthcare Group, Inc. and Donaldson,
                      Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, J.P.
                      Morgan Securities Inc. and NationsBanc Capital Markets, Inc., as Initial Purchasers

Exhibit 4.1***      Form of 9 1/2% Senior Subordinated Notes due 2007 (included in Exhibit 4.2)

Exhibit 4.2***      Indenture, dated as of July 8, 1997, among Sun Healthcare Group, Inc., the Guarantors named therein and First Trust National Association, as Trustee, relating to 9 1/2% Senior
                      Subordinated Notes due 2007

Exhibit 4.3***      Registration Rights Agreement, dated as of July 8, 1997, between Sun Healthcare Group, Inc., the Guarantors named therein and Donaldson, Lufkin & Jenrette Securities Corporation, Credit
                      Suisse First Boston Corporation, J.P. Morgan Securities Inc. and NationsBanc Capital
                      Markets, Inc., as Initial Purchasers

Exhibit 5.1***      Opinion of Robert F. Murphy, Senior Vice President, General Counsel of Sun Healthcare Group,
                      Inc., relating to the New Notes and Guarantees

Exhibit 12**        Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1**      Consent of Arthur Andersen LLP

Exhibit 23.2***     Consent of Robert F. Murphy, Senior Vice President, General Counsel of Sun Healthcare Group,
                      Inc.

Exhibit 24.1**      Powers of Attorney (included on page II-4 of this Registration Statement)

Exhibit 25.1***     Statement of Eligibility of First Trust National Association, as Trustee, relating to the
                      Senior Subordinated Notes due 2007, on Form T-1

Exhibit 99.1**      Form of Letter of Transmittal

Exhibit 99.2**      Form of Notice of Guaranteed Delivery

Exhibit 99.3**      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Exhibit 99.4**      Form of Letter to Clients
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  * Previously filed.

 ** Refiled herewith.

*** To be filed by amendment.
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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on the financial statements and schedules of Sun Healthcare Group, Inc. and subsidiaries included in this registration statement and the use of our report on the financial statements and schedules of Regency Health Services, Inc. included in this registration statement and the incorporation by reference of our report dated March 26, 1997 on the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in Sun Healthcare Group, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 1997, and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
October 9, 1997